UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 27, 2025

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Executive Drive, Suite 300, West Orange, New Jersey	07052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effectiveness of Previously-Announced Management Promotions and Transitions

On May 27, 2025, Bel Fuse Inc. (“Bel” or the “Company”) held its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). On the date of the 2025 Annual Meeting, the previously-announced management transitions and promotions became effective consistent with the Company’s prior disclosures.

More specifically, and consistent with previous disclosures, effective immediately following the 2025 Annual Meeting on May 27, 2025 (the “Effective Time”):  (i) Farouq Tuweiq (who prior to the Effective Time served as Bel’s Chief Financial Officer (“CFO”), principal financial officer and Treasurer), became the Company’s President and Chief Executive Officer; (ii) Daniel Bernstein (who prior to the Effective Time served as Bel’s President and Chief Executive Officer and as a director of the Company), became non-executive Chairman of Bel’s Board of Directors (the “Board”); and (iii) Lynn Hutkin (who prior to the Effective Time served as Bel’s Vice President of Financial Reporting and Investor Relations, principal accounting officer and Secretary), became Bel’s CFO (principal financial officer), Principal Accounting Officer, Treasurer and Secretary.

Also consistent with previous disclosures, and pursuant to prior Board authorization, on May 27, 2025, the date of the 2025 Annual Meeting, the Board was expanded to ten directors and Mr. Tuweiq’s appointment as a director on the Board (in the class of directors whose terms expired at the 2025 Annual Meeting) became effective. As approved by the Board as previously disclosed, on May 27, 2025, Mr. Tuweiq also took his seat on the Executive Committee of the Board. As reported in this Current Report on Form 8-K under Item 5.07 below, each of Mr. Tuweiq (the Company’s new President and Chief Executive Officer) and Mr. Bernstein (Bel’s new non-executive Chairman of the Board) was elected by the shareholders at the 2025 Annual Meeting to a full three-year term on the Board expiring at the Company’s 2028 Annual Meeting of Shareholders.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 27, 2025, Bel held its 2025 Annual Meeting, for which the Board solicited proxies. At the 2025 Annual Meeting, the shareholders voted on the following proposals set forth below, as described in the Company's definitive proxy materials filed with the Securities and Exchange Commission on April 11, 2025.

As indicated in the Company's proxy statement, holders of record of the Company's Class A Common Stock at the close of business on April 1, 2025 (the record date fixed by the Board) were entitled to receive notice of, and to vote at, the 2025 Annual Meeting.  At the close of business on the record date, there were a total of 2,115,263 shares of Class A Common Stock outstanding and entitled to vote at the 2025 Annual Meeting, each of which was entitled to one vote on all matters.

A total of 2,001,644 shares of Class A Common Stock were represented in person or by proxy at the 2025 Annual Meeting and entitled to vote. The final voting results from the 2025 Annual Meeting are as follows:

Proposal 1:  The election of four persons, named in the proxy statement, to serve as directors for three-year terms. The following is a list of the directors elected at the 2025 Annual Meeting and the number of votes For and Withheld, as well as the number of Broker Non-Votes:

Name	For	Withheld	Broker Non-Votes
Daniel Bernstein	1,617,544	157,243	226,857
Peter Gilbert	1,465,035	309,752	226,857
Farouq Tuweiq	1,771,121	3,666	226,857
Vincent Vellucci	1,208,299	566,488	226,857

Proposal 2: The ratification of the designation of Grant Thornton LLP to audit the Company's books and accounts for 2025. This proposal was approved by the following votes (there were no Broker Non-Votes):

For	Against	Abstentions
1,862,544	396	138,704

Proposal 3: The approval, on an advisory basis, of the executive compensation of the Company's named executive officers as described in the proxy statement. This proposal was approved by the following votes:

For	Against	Abstentions	Broker Non-Votes
1,628,561	15,926	130,300	226,857

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025	BEL FUSE INC.
(Registrant)

By:	/s/Lynn Hutkin
Lynn Hutkin
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)